UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
_____________________________

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report:
(Date of earliest event reported)

October 13, 2010
____________________________

ATHERONOVA INC.
(Exact name of registrant as specified in charter)

Delaware
(State or other Jurisdiction of Incorporation or Organization)

000-52315 (Commission File Number)		20-1915083 (IRS Employer Identification No.)
2301 Dupont Drive, Suite 525 Irvine, CA 92612 (Address of Principal Executive Offices and zip code)

(949) 476-1100
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 13, 2010, the Registrant appointed Alexander Polinsky to fill a vacant seat on the Registrant’s Board of Directors.  Dr. Polinsky is an independent director who will serve on the Audit Committee, Compensation Committee and Medical Committee of the Registrant’s Board of Directors.  There are no arrangements or understandings between Dr. Polinsky and any other persons pursuant to which Dr. Polinsky was selected as a director.

Dr. Polinsky received his Ph.D. in Physical Chemistry from Moscow University, Russia, in 1982, followed by post-doctoral training at the Institute for Biochemistry at the Russian Academy of Science.  He was on the faculty at Moscow University for 5 years studying the mechanisms of action of synthetic vaccines.  After moving to the U.S. in 1988, he spent 2.5 years as a Visiting Scientist at UCSD developing new methods for computer-aided drug design.  In 1991, Dr. Polinsky co-founded the Alanex Corporation and built the company from scratch around novel computational and combinatorial chemistry technologies; he served as Alanex’s Chief Scientific Officer until it was acquired by Agouron in 1997.  After the acquisition by Pfizer in 2000, Dr. Polinsky became Vice President, Head of Discovery Technologies, at the Pfizer La Jolla Labs.  In 2001 he established Pfizer’s global chemistry outsourcing network and between 2001 and 2006, managed a $750M investment in the creation of modern drug screening collection.  In 2006, he moved into Pfizer Global Research Technology where he led the development of Pfizer External Research Network and Pharma Incubator concepts.  In 2007, Dr. Polinsky established The Pfizer Incubator (TPI) and became its CEO, starting three biotechnology companies.  He left Pfizer in 2008 to pursue his own entrepreneurial interests and in 2009 started a biotech company Tartis, Inc. developing oncology drugs, and joined Maxwell Biotech Venture Fund as its Managing Partner.  Over the years, Dr. Polinsky invested and served on boards of several private biotech startups.

In connection with his appointment to the Registrant’s Board of Directors, on October 13, 2010, the Compensation Committee of the Registrant’s Board of Directors approved the grant of an option to Dr. Polinsky to purchase 50,000 shares of the Registrant’s common stock.  The option has a term of seven years and a per share exercise price of $2.00, the closing price the Registrant’s common stock as quoted on the OTC Bulletin Board on October 13, 2010.  The option vests 25% on the date of grant and on each anniversary thereof until fully vested.

On October 19, 2010, the Registrant filed a press release announcing Dr. Polinsky’s appointment to the Registrant’s Board of Directors and the committees thereof, a copy of which is attached to this Current Report on Form 8-K as Exhibit 99.1.

Item 9.01  Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press Release dated October 19, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AtheroNova Inc.

Date: October 19, 2010	By:	/s/ Mark Selawski
Mark Selawski Chief Financial Officer & Secretary

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